Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

by and among

DHT HOLDINGS, INC.

and

THE INVESTORS NAMED HEREIN

Dated as of September 10, 2014

TABLE OF CONTENTS

i

ii

ANNEXES

Annex I – Form of Securities Legend
Annex II – Form of Escrow Agreement

SCHEDULES

Schedule A – Subscription Amounts
Schedule B – Subsidiaries
Schedule C – Vessels

iii

SECURITIES PURCHASE AGREEMENT, dated as of September 10, 2014 (this “Agreement”), among DHT HOLDINGS, INC., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and each of the parties that is a signatory hereto (each an “Investor” and together, the “Investors”).

WHEREAS, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor desires to purchase from the Company, severally and not jointly, such principal amount of the Company’s 4.5% Senior Unsecured Convertible Notes due 2019 (the “Notes”) set forth on Schedule A hereto, on the terms and subject to the conditions set forth herein;

WHEREAS, the Notes will be issued pursuant to an indenture to be dated as of the Closing Date (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes are convertible into shares (the “Conversion Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, in accordance with the terms of the Notes and the Indenture, at the initial conversion rate specified in the Indenture and the Notes, under the circumstances and subject to adjustment as set forth in the Indenture.  The Notes and the Conversion Shares are collectively referred to herein as the “Securities”; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended and restated from time to time.

“BCA” means the Business Corporations Act of the Associations Law of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including, except where the context requires otherwise, assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Board” means the board of directors of the Company, except where the context requires otherwise.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock Offering” means the registered public offering of 23,076,924 shares of the Common Stock pursuant to the Company’s prospectus dated March 14, 2014 and a prospectus supplement dated September 10, 2014.

“Director” means a member of the Board, except where the context requires otherwise.

“Equity Security” means (a) any Common Stock, Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exercisable or exchangeable for Common Stock, Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Preferred Stock or other Voting Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business under common control, or treated as a single employer, with the Company or the Subsidiaries, under Sections 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Sections 414(m) or (o) of the Code.

“Escrow Agent” means DNB Bank, ASA, New York Branch, in its role as escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the escrow agreement, by and among the Company, Platou and the Escrow Agent, in the form of Annex II hereto.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Existing Credit Documents” means (i) the amended and restated credit agreement dated April 29, 2013, as amended or supplemented from time to time, between DHT Maritime, Inc., the guarantors party thereto from time to time and The Royal Bank of Scotland plc; (ii) the credit agreement dated February 25, 2011, as amended or supplemented from time to time, between DHT Phoenix, Inc., the Company, as guarantor, and DVB Bank, SE, London Branch; (iii) the credit agreement dated May 24, 2011, as amended or supplemented from time to time, between DHT Eagle, Inc., the Company, as guarantor, and DNB Nor Bank ASA; (iv) the secured credit agreement dated February 10, 2014, between DNB Bank ASA, DHT Falcon Limited, DHT Hawk Limited, and the Company, as guarantor; and (v) the term loan facility agreement dated July 22, 2014, among the borrowers to be nominated, the Company, as guarantor, DVB Bank SE, Nordea Bank ASA and ABN AMRO Bank N.V. Oslo Branch.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, board, court or other legislative, executive or judicial governmental entity.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company’s Equity Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company’s Equity Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company’s Equity Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company’s Equity Securities.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“NYSE” shall mean the New York Stock Exchange, Inc. and its successors.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Platou” means, collectively, RS Platou Markets, Inc. and RS Platou Markets AS in their role as placement agent with respect to the Notes.

“Preferred Stock” means any series of preferred stock of the Company having the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the applicable certificate of designations.

“Prospectus” means the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” means the Notes and the Conversion Shares issuable pursuant to this Agreement; provided, however, that the Notes and the Conversion Shares shall cease to be Registrable Securities (i) when a Registration Statement of the Company with respect to such Notes and Conversion Shares has become effective under the Securities Act and such Notes and Conversion Shares have been disposed of pursuant to such Registration Statement, (ii) when such Notes and Conversion Shares cease to be outstanding or (iii) on the first anniversary following the Closing Date or, if earlier, on the date upon which all such Notes and Conversion Shares beneficially owned by the applicable Investor or its permitted transferees on such date first becomes eligible for resale under Rule 144 under the Securities Act without regard to the volume or manner of sale restrictions or current public information requirement set forth therein.

“Registration Default” means the occurrence of either of the following: (i) during the period that commences on the Filing Deadline and ends on the date that is 180 days after the Closing Date, a Shelf Registration Statement has not been filed in accordance with Section 7.01(a) or (ii) during the period that commences 180 days after the Closing Date and ends on the date that is 270 days after the Closing Date, the Company is in breach of its obligations under Section 5.08 and there is not a Registration Statement that has been declared effective under the Securities Act permitting the sale or resale of the Registrable Securities.

“Registration Statement” means any registration statement of the Company, including any Shelf Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means, collectively, all reports of the Company required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Notes purchased hereunder as set out opposite such Investor’s name on Schedule A hereto, in United States dollars and in immediately available funds.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transactions” means the transactions contemplated by this Agreement.

“Transfer Agent” means American Stock Transfer & Trust Company, acting in its capacity as transfer agent of the Company.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of Directors.

(b)           In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
2013 and 2012 Financial Statements	3.12
Agreement	Preamble
Buy-In	5.15
Buy-In Price	5.15
Closing	2.02(a)
Closing Date	2.02(a)

Common Stock	Preamble
Company	Preamble
Company Financial Statements	3.12
Company Material Adverse Effect	3.03
Conversion Shares	Preamble
Delivery Date	5.15
Demand Investors	7.02(a)
Demand Registration	7.02(a)
Effectiveness Deadline	7.01(a)
Environmental Law	3.18
Filing Deadline	7.01(a)
Foreign Corrupt Practices Act	3.26
Hazardous Materials	3.18
IFRS	3.13
indemnified party	7.05(c)
indemnifying party	7.05(c)
Indenture	Preamble
Inspectors	7.03(d)
Investor	Preamble
Investors	Preamble
Money Laundering Laws	3.27
Notes	Preamble
Proceeding	7.05(c)
QIB	4.06
Records	7.03(d)
Reference Date	3.21
Sanctions	3.28
Securities	Preamble
Subsidiaries	3.03
Trustee	Preamble
Vessel	3.11

ARTICLE II

Purchase and Sale of the Notes

SECTION 2.01.  Purchase and Sale.  (a)  On the terms of this Agreement and subject to the satisfaction of the conditions set forth in Sections 6.01 and 6.02, each Investor shall purchase from the Company, and the Company shall issue to each Investor, such aggregate principal amount of the Notes set forth opposite such Investor’s name on Schedule A hereto, at a purchase price per Note equal to the Subscription Amount for such Notes.

(b)           The obligations of each Investor in this Agreement are several and not joint.  Breach or default by any Investor of any of its obligations hereunder shall not relieve the other Investors of any of its obligations hereunder.

SECTION 2.02.  Closing.  (a)  On the terms of this Agreement and subject to the conditions set forth in Sections 6.01 and 6.02, the closing of the purchase of the Notes by the Investors hereunder (the “Closing”) shall occur on September 15, 2014, at 10:00 a.m. (New York City time) at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 or such other place, time and date as shall be agreed between the Company and the Investors (the date on which the Closing occurs, the “Closing Date”).

(b)           No later than one business day prior to the Closing Date, each Investor shall remit its Subscription Amount by wire transfer in immediately available U.S. federal funds to the account designated by the Company pursuant to the terms of the Escrow Agreement.

Such funds shall be held in escrow until the Closing in accordance with the terms of the Escrow Agreement.

(c)           At the Closing, to effect the purchase and sale of the Notes (i) the Escrow Agent shall pay to the Company the Subscription Amount by wire transfer in immediately available U.S. federal funds to the account designated by the Company in writing in accordance with the terms of the Escrow Agreement, (ii) the Company shall cause to be delivered to each Investor a Note with a principal amount equal to such Purchaser’s Subscription Amount, registered in book entry with the Depository Trust Company in such names as the Investor may request in writing and (iii) the Company and each Investor shall deliver all other documents and certificates to satisfy the conditions set forth in Article VI.

SECTION 2.03.  Termination.  (a)  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the Company or the Investors if the Closing Date has not occurred on or prior to the 10th Business Day following the date hereof; provided, however, that the party seeking termination pursuant to this Section 2.03(a) is not in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b)           In the event of such termination, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or any Investor, other than the provisions of this Section 2.03, Section 5.03, Section 5.06 and Article VIII (other than Sections 8.04 and 8.12).

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to each Investor and Platou as follows:

SECTION 3.01.  Capitalization.  As of June 30, 2014, the Company’s authorized capital stock consisted of 150,000,000 shares of Common Stock, 69,433,162 of which were outstanding, and 1,000,000 shares of Preferred Stock, none of which were outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws, and such shares were not, or will not be, issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right.

SECTION 3.02.  Organization.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business and to execute and deliver this Agreement.

SECTION 3.03.  Good Standing.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the subsidiaries of the Company named in Schedule B hereto (the “Subsidiaries”) taken as a whole (a “Company Material Adverse Effect”).

SECTION 3.04.  Subsidiaries.  The Company has no “subsidiaries” (as defined under the Securities Act) other than the Subsidiaries; the Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; and no changes therein will be made on or after the date hereof until after the Closing Date (other than changes contemplated by this Agreement); each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, Norway or Hong Kong, as the case may be, with full corporate power and authority to own, lease and operate its properties and to conduct its business; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal, state and foreign securities laws, were not issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and, as contemplated by this Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

SECTION 3.05.  Authorization.  The Company has all corporate power and authority to execute and deliver this Agreement, the Indenture and the Notes and to perform its obligations under, hereunder and thereunder.  This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Board, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.  The Transactions are not subject to any anti-takeover or similar Law, nor is the Company party to a stockholder rights agreement “poison pill” or similar anti-takeover agreement or plan.

SECTION 3.06.  Authorization of Securities.  Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, (i) the Notes will be convertible at the option of the holder thereof for the Conversion Shares in accordance with the terms of the Notes and the Indenture; the Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Investors, will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; (ii) the Conversion Shares issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the documents furnished to the Investors; and the issuance of any of the Securities will not be subject to any pre-emptive or similar rights.

SECTION 3.07.  Authorization of Indenture.  The Indenture will be duly authorized by the Company on the Closing Date and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

SECTION 3.08.  No Violation.  Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require or accelerate the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective articles of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are amended from time to time, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.09.  No Conflicts.  The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the articles of incorporation or bylaws of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are amended from time to time, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.10.  Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including the NYSE), is required in connection with the execution, delivery and performance of this Agreement, the Indenture or the Notes or the consummation by the Company of the transactions contemplated hereby or thereby, other than any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. and such approvals, authorizations, consents, orders or filings that will be obtained or made on or prior to the Closing Date and are in full force and effect.

SECTION 3.11.  No Restrictions on Common Stock.  Except as expressly set forth in the SEC Reports or except in connection with the Common Stock Offering, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

SECTION 3.12.  Compliance with Laws.  Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct its respective business, except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.13.  Legal Proceedings.  There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party, or of which any of their respective properties, including any vessel named in Schedule C hereto (each, a “Vessel”), is or would be subject, at law or in equity, before or by any Governmental Entity or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order that would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and would not prevent the consummation of the transactions contemplated hereby.

SECTION 3.14.  Independent Auditors.  Deloitte AS, whose audit report on the consolidated financial statements of the Company as of December 31, 2013 and 2012 (the “2013 and 2012 Financial Statements”) is included in the applicable SEC Report, and Ernst & Young AS, whose audit reports on the consolidated financial statements of the Company as of December 31, 2011 (together with the 2013 and 2012 Financial Statements, the “Company Financial Statements”) are included in the applicable SEC Reports, are each independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

SECTION 3.15.  SEC Reports; Financial Statements.  The SEC Reports, when filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no unresolved comment letters from the SEC in respect of any SEC Report. The Company Financial Statements, together with the related notes thereto, present fairly in all material respects the consolidated statement of financial position, the related consolidated statements of income, comprehensive income, change in shareholders’ equity and cash flows of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act, and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved.  Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the SEC Reports.

SECTION 3.16.  Foreign Private Issuer.  The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

SECTION 3.17.  Investment Company.  The Company is not and, after giving effect to the offer and sale of the Securities (together with any concurrent offer and sale of other securities of the Company, if any), will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or a “passive foreign investment company” or a “controlled foreign corporation”, as such terms are defined in the Code.

SECTION 3.18.  Title to Real and Personal Property.  The Company and each of the Subsidiaries have good and marketable title to all property (real and personal), if any, owned by each of them, free and clear of all liens, claims, security interests or other encumbrances with such exceptions as are described in the SEC Reports or are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries, and all the property described in the SEC Reports as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are described in the SEC Reports or are not material and do not interfere with the intended use to be made of such property by the Company or its Subsidiaries.

SECTION 3.19.  No Labor Disputes; ERISA.  Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice. Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, (B) there has been no violation of any federal, state, local or foreign law relating to employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, discrimination in the hiring, promotion or pay of employees, workers compensation and the collection and payment of withholding and/or payroll taxes and similar taxes, any applicable wage or hour laws or any provision of ERISA or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries and (C) the Company and the Subsidiaries are in compliance with all obligations of the Company and the Subsidiaries, as applicable, under any employment agreement, severance agreement or similar written employment-related agreement or understanding.  Except for matters which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (A) no material liability under Title IV of ERISA or Section 412 of the Code has been incurred during the past six years by the Company or any of the Subsidiaries with respect to any ongoing, frozen or terminated defined benefit pension plan maintained by the Company, the Subsidiaries or any ERISA Affiliate, (B) no material liability with respect to any withdrawal from any “multiemployer plan” within the meaning of Section 3(37) of ERISA has been or is expected to be incurred by the Company or any the Subsidiaries or any ERISA Affiliate, and (C) the Company and its Subsidiaries have complied, in all material respects, with the terms of each “employee benefit plan” within the meaning of Section 3(3) of ERISA that the Company or its Subsidiaries sponsors or maintains and the requirements under ERISA applicable to each such employee benefit plan.

SECTION 3.20.  Compliance with Environmental Laws.  Each of the Company and the Subsidiaries and their respective properties, assets and operations is in compliance with, and each of the Company and the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.  There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to materially interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has received any notice that it is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order, or (v) has entered into any written indemnification or settlement agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as hereinafter defined) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that in relevant form and concentration is regulated by or may give rise to liability under any Environmental Law).

SECTION 3.21.  Taxes.  All income and other material tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, all such tax returns are complete and correct in all material respects, and all taxes and other material assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.  To the Company’s knowledge, (i) there are no pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever with respect to taxes upon any of the assets or properties of either the Company or the Subsidiaries other than with respect to taxes not yet due and payable and (ii) no material deficiencies for any taxes have been proposed or assessed in writing against or with respect to any taxes due by or tax returns of the Company or any of the Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material tax liability of the Company or any of the Subsidiaries.

SECTION 3.22.  Insurance.  The Company and the Subsidiaries maintain for its or their benefit, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses in such amounts, and of the type, as deemed adequate by the Company; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Subsidiaries, their businesses; any such insurance or membership maintained by or for the benefit of the Company and its Subsidiaries is and will be fully in force at the time of purchase and, if applicable, any additional time of purchase; there are no material claims by the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.

SECTION 3.23.  Absence of Changes.  Since June 30, 2014, (the “Reference Date”), (i) there has not been a material partial loss or total loss of or to any of the Vessels, whether actual or constructive, (ii) no Vessel has been arrested or requisitioned for title or hire, (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (iv) there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Company Material Adverse Effect.  The Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice in all material respects.  Without limiting the generality of the foregoing, since the Reference Date, none of the Company and its Subsidiaries has (except as disclosed in the SEC Reports or other than any transaction contemplated by this Agreement): (i) amended its articles of incorporation, bylaws or other organizational documents; (ii) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization; (iii) issued any note, bond or other debt security or right to acquire any debt security, incurred or guaranteed any indebtedness or entered into any “keep well” or other agreement to maintain the financial condition of another person or other arrangement having the economic effect of actions any of the foregoing, other than pursuant to the Existing Credit Documents or any such issuance, incurrence, guarantee or entry in the ordinary course of business; (iv) entered into or consummated any transaction involving the acquisition (including, by merger, consolidation or acquisition of the business, stock or assets or other business combination) of any Person (other than in the ordinary course of business or any transaction among the Subsidiaries of the Company); (v) changed any of its material accounting policies or practices, except as required as a result of a change in IFRS or applicable Law; or (vi) agreed or committed to do any of the foregoing.

SECTION 3.24.  No Undisclosed Liabilities.  There are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and not heretofore paid or discharged except for (i) liabilities adequately reflected or reserved against in accordance with IFRS in the Company’s audited balance sheet for the year ended on the Reference Date, (ii) liabilities that have been incurred or that have arisen in the ordinary course of business and consistent with past practice since the Reference Date, and (iii) liabilities that have not or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.25.  Accounting Controls.  Other than as disclosed in the SEC Reports, each of the Company and the Subsidiaries maintains a system of internal accounting controls to provide reasonable assurance that  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.26.  Disclosure Controls.  Other than as disclosed in the SEC Reports, (a) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); (b) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and (c) the Company’s auditors and the Board have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  As of the date hereof, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  (a) To date, the Company’s auditors have not identified any material weaknesses in internal controls; (b) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls or in other factors within control of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls; and (c) the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, are deemed in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, the Subsidiaries or such officers and directors, including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 3.27.  Employee Loans.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

SECTION 3.28.  No Unlawful Payments.  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiaries and, to the Company’s knowledge, the affiliates of the Company have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 3.29.  Compliance with Money Laundering Laws.  The operations of the Company, the Subsidiaries and the Vessels are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes, rules and regulations of all jurisdictions (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that, in each case, are applicable to the Company, any of the Subsidiaries and any of the Vessels (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, any of the Subsidiaries or any of the Vessels with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 3.30.  Compliance with OFAC.  Neither the Company nor any of the Subsidiaries, any director, officer or employee of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of the Subsidiaries is an individual or entity (solely for purposes of this Section 3.28, a “Person”) currently the subject of any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.  Neither the Company nor any of the Subsidiaries, any director, officer or employee of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of the Subsidiaries is in violation of any Sanctions. The Company will not knowingly, directly or indirectly, (a) use the proceeds of the sale of the Securities or (b) lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person in violation of any Sanctions, for the purpose of financing the activities of or business with any Person, or in any other country or territory, that, at the time of such funding, is the subject of any Sanctions.

SECTION 3.31.  No Restrictions on Subsidiaries.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the SEC Reports; all dividends and other distributions declared and payable on the shares of Common Stock of the Company and on the capital stock of each Subsidiary may under the current laws and regulations of the Marshall Islands be paid in United States dollars and freely transferred out of the Marshall Islands; and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any withholding or other tax and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

SECTION 3.32.  No Broker’s Fees.  Except pursuant to this Agreement and the engagement of Platou as placement agent with respect to the Securities, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

SECTION 3.33.  Contracts.  None of the contracts or agreements filed as an exhibit to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013,  or any Form 6-K subsequent thereto, have been terminated, amended, modified, supplemented or waived, except as disclosed in the SEC Reports; neither the Company nor any Subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement; and no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

SECTION 3.34.  Private Placement.  Assuming the accuracy of each Investor’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Investors as contemplated hereby.

SECTION 3.35.  No Integration.  Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

SECTION 3.36.  Shell Company.  The Company is not, and has not been at any time previously, an issuer described in Rule 144(i)(1)(i) under the Securities Act.

ARTICLE IV

Representations and Warranties of the Investors

Each Investor, severally and not jointly, represents and warrants to the Company and Platou, in each case only with respect to itself, as follows:

SECTION 4.01.  Organization.  The Investor is an entity duly organized, validly existing and in good standing under the law of its jurisdiction of organization.

SECTION 4.02.  Due Authorization.  The Investor has all requisite right, power and authority, and has taken all actions necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor. This Agreement is the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

SECTION 4.03.  No Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investor pursuant to) (i) the organizational or other governing documents of the Investor; (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which any of them or any of their respective properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule applicable to the Investor; or (iv) any decree, judgment or order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (ii), (iii) and (iv) as would not, individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under this Agreement to which it is a party or consummate the transactions contemplated therein on a timely basis.

SECTION 4.04.  No Consents Required.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority, is required to be obtained by the Investor in connection with the execution, delivery and performance of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

SECTION 4.05.  Financial Capability.  At the Closing, the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

SECTION 4.06.  Accredited Investor and Qualified Institutional Buyer.  The Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and (b) a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A(a) of under the Securities Act or, in the case of an Investor that is a non-U.S. investor, is an entity acting on its own account that in the aggregate owns and invests on a discretionary basis at least $100 million of securities of issuers that are not affiliated with such Investor.  The Investor is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Securities and fully understands the limitations on transfer and the restrictions on sales of the Securities.  The Investor is able to bear the economic risk of its investment and is able to afford the complete loss of such investment.  As of the date hereof, the Investor and its affiliates do not belong to any 13D Group and are not, directly or indirectly, party to any Hedging Transaction.  The Securities to be received by the Investor hereunder will be acquired for investment only and for the Investor’s own account, not as nominee or agent, and not with a view to the public resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable U.S. federal and state securities Laws.  The Investor will be purchasing and holding the Securities for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Securities or the other transactions contemplated hereunder.  The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 4.07.  No Broker’s Fees.  Except pursuant to this Agreement, neither the Investor nor any of its affiliates or subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 4.08.  Advisors.  The Investor acknowledges that prior to entering this Agreement, it was advised by Persons deemed appropriate by the Investor concerning this Agreement, the Securities and the other transactions contemplated by this Agreement (including by its own legal advisors), and conducted its own due diligence investigation and made its own investment decision with respect to such transactions.  The Investor understands that Platou has acted solely as the agent of the Company in this private placement of the Securities, and that Platou makes no representation or warranty with regard to the merits of the transactions contemplated by this Agreement, the Securities or as to the accuracy of any information the Investor may have received in connection therewith.  The Investor acknowledges that it has not relied on any information or advice furnished to it by or on behalf of Platou.

SECTION 4.09.  Arm’s Length Transaction.  The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby.  Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (ii) has consulted with its own advisors concerning such matters; and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

SECTION 4.10.  No Further Reliance.  The Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement.  The Investor acknowledges that (i) it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, and the terms of the Securities, and has had access to such financial and other information regarding the Company, in each case that the Investor considers sufficient for purposes of the purchase of the Securities; (ii) at a reasonable time prior to its purchase of the Securities, it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to such Investor or to which such Investor had access; and (iii) it has not received any offering memorandum or other offering document in connection with the offer and sale of the Securities.

SECTION 4.11.  Private Placement Consideration.  The Investor understands and acknowledges that: (i) the Securities that it is acquiring under this Agreement are being sold pursuant to an exemption from registration under the Securities Act, including Regulation D promulgated thereunder; (ii) its representations and warranties contained herein are being relied upon by the Company as a basis for such exemption under the Securities Act and under the securities Laws of various other foreign and domestic jurisdictions; (iii) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Securities or any recommendation or endorsement thereof; (iv) the Securities are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under applicable securities Laws, such Securities may be resold without registration under the Securities Act only in certain limited circumstances; and (v) each note and/or certificate evidencing the Securities held by the Investor shall be endorsed with a legend substantially in the form of Annex I hereto, which the Investor has read and understands.

ARTICLE V

Additional Agreements

SECTION 5.01.  Conduct prior to Closing.  From and after the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated, the Company covenants and agrees as to itself and its Subsidiaries not to take any action that is intended or would reasonably be expected to result in any condition in Article VI not being satisfied.

SECTION 5.02.  Reservation; Share Listing.  The Company shall reserve and keep available at all times, free of preemptive rights, the maximum number of shares of Common Stock issuable upon conversion of the Notes.  The Company shall promptly list the additional shares of Common Stock issued upon conversion of the Notes on the NYSE.

SECTION 5.03.  Confidentiality.  No public release, announcement, filing or other public disclosure concerning this Agreement or the transactions contemplated hereby shall be issued, furnished, filed or made, as the case may be, by any party without the prior consent of the Company, except for any release, announcement, filing or other disclosure as may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release, announcement, filing or other disclosure shall, to the extent reasonably practicable, allow the other parties reasonable time under the circumstances to comment on such release or announcement in advance of such issuance.

SECTION 5.04.  Investor Information.  The Investors shall promptly provide the Company such information as the Company may reasonably request in connection with any Registration Statement.  Until the date on which there cease to be any Registrable Securities, the Investors shall promptly correct any information supplied by it for inclusion or incorporation by reference in such Registration Statement if and to the extent any such previously provided information shall, at that time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 5.05.  Transfer Restrictions.    (a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws and the securities laws of other jurisdictions. In connection with any transfer of the Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, and/or other information reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act; provided, however, no such opinion of counsel shall be required if the transfer of securities is pursuant to Rule 144A under the Securities Act and (i) the transferor represents to the Company in writing that the transferor is relying on, and the transfer is otherwise being made in compliance with, Rule 144A under the Securities Act, to a person that the transferor reasonably believe to be a QIB, and (ii) the tranferee represents to the transferor in writing that the transferee is a QIB.

(b) The investors agree to imprinting, until no longer required by this Section 5.05 of the following legend on any note or certificate evidencing any of the Securities:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

SECTION 5.06.  Expenses.  Except as otherwise expressly provided herein (including in Section 7.04 hereof), all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 5.07.  Use of Proceeds.  The Company shall use the net proceeds received by it from the sale of the Securities to finance, in part, the acquisition of all of the capital stock of Samco Shipholding Pte. Ltd. (to the extent such acquisition is consummated), and for general corporate purposes, including the acquisition of vessels.

SECTION 5.08.  SEC Filings.  The Company shall timely file with the SEC all reports of the Company required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve-month period following the Closing Date.

SECTION 5.09.  Public Disclosure.  No later than the fourth Business Day following the Closing Date, the Company shall file a Form 6-K with the SEC that discloses the material terms of the transactions contemplated hereby and file this Agreement as an exhibit thereto.  No later than September 29, 2014, the Company shall have publicly disclosed all material non-public information provided to the Investors by the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents.

ARTICLE VI

Conditions to Closing

SECTION 6.01.  Conditions to the Obligations of the Company.  The obligations of the Company to effect the Closing shall be further subject to the satisfaction or, to the extent permitted by applicable Law, waiver (in whole or in part) by the Company on or prior to the Closing Date of the following conditions:

(a)           all representations and warranties of each Investor in this Agreement shall be true and correct on the date hereof and as of the Closing Date;

(b)           each Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c)           the Company and Platou shall have received a certificate, signed by an officer of each Investor, certifying as to the matters set forth in Sections 6.01(a) and 6.01(b);

(d)           no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect at the Closing, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending at the Closing; and

(e)           each Investor shall have remitted its Subscription Amount by wire transfer in immediately available U.S. federal funds in accordance with Section 2.02(b).

SECTION 6.02.  Conditions to the Obligations of the Investors.  The obligations of the Investors to effect the Closing shall be further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Investors on or prior to the Closing Date of the following conditions:

(a)           no Company Material Adverse Effect shall have occurred since the date of this Agreement and prior to the Closing Date;

(b)           the representations and warranties of the Company in this Agreement shall be true and correct on the date hereof and as of the Closing Date;

(c)           the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(d)           the Investors and Platou shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 6.02(a) through 6.02(c);

(e)           no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect at the Closing, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending at the Closing;

(f)           the Company shall have duly executed and delivered the Escrow Agreement;

(g)           the Company and the Trustee shall have duly executed and delivered the Indenture and the Notes; and

(h)           the Company’s Marshall Islands counsel shall have issued a customary legal opinion that includes opinions regarding the valid issuance of the Securities, the due authorization, execution and delivery of this Agreement by the Company and the absence of conflicts with the Company’s articles of incorporation and bylaws.

ARTICLE VII

Registration Rights

SECTION 7.01.  Shelf Registration Statement.  (a)  Following the Closing Date, the Company shall as promptly as reasonably practicable prepare, and not later than the 45th day following the Closing Date (the “Filing Deadline”), shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, but in no event later than the 120th day following the Filing Deadline (the “Effectiveness Deadline”).  For the avoidance of doubt, such Shelf Registration Statement shall include the Notes and all Conversion Shares.

(b)           So long as there continue to be Registrable Securities, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be lawfully delivered by the Investors.  Notwithstanding the foregoing, there may be periods of time in which the use of the Shelf Registration Statement may be restricted due to applicable Law, including the Securities Act.  Upon the occurrence of any such restriction, the Company shall give prompt notice to the Investors of such restriction (using the electronic notice information provided pursuant to this Agreement), and the Investors shall not utilize the Shelf Registration Statement until notified by the Company that its use is again permitted.

(c)           In the event an offering of shares of Registrable Securities involves one or more Underwriters, the Investors shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of investment banks reasonably agreed to between the Company and the Investors holding Registrable Securities.

(d)           Notwithstanding any provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the date on which the SEC declares the Shelf Registration Statement effective, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 7.02.  Demand Registration Rights.  (a)  So long as there continue to be Registrable Securities, if (i) a Shelf Registration Statement has not been declared effective prior to the Effectiveness Deadline in accordance with Section 7.01(a) or (ii) following the date on which a Shelf Registration Statement is declared effective under the Securities Act in accordance with Section 7.01(a), such Shelf Registration Statement ceases for a continuous period in excess of 30 days to be effective, then the Investors shall be entitled to demand registration rights (each exercise of such rights, a “Demand Registration”) pursuant to which the Company agrees that upon written request of one or more Investors holding Registrable Securities (Investors providing such written request, the “Demand Investors”), it will as promptly as reasonably practicable prepare and file a Registration Statement for an underwritten offering as to the number of Registrable Securities specified in such request, subject to the requirements of Sections 7.02(b) and 7.02(c); provided, however, that (A) the Company shall not be obligated to effect more than one Demand Registration in any six-month period and (B) the Registrable Securities of such Demand Investors (and any of such Investors’ permitted transferees holding Registrable Securities) for which a Demand Registration has been requested shall have a value of not less than $20,000,000 ((1) for Notes, based on the principal amount of such Notes, and (2) for Conversion Shares, based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of such Investors’ request for such Demand Registration).

(b)           If the Company is required to file a Registration Statement under the Securities Act for the account of any Demand Investors pursuant to a Demand Registration in accordance with Section 7.02(a), then the Company shall give written notice of such filing to all Investors holding Registrable Securities hereunder that are not Demand Investors in connection with such filing as soon as practicable, and such notice shall offer such Investors (and such Investors’ permitted transferees holding Registrable Securities) the opportunity to register pursuant to such Registration Statement such number of shares of Registrable Securities as such Investors may request on the same terms and conditions as the applicable Demand Investors.

(c)           Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 7.02(a) or 7.02(b) delivers written notice to the Company that the number of shares of Registrable Securities that the applicable Investors (and such Investors’ permitted transferees holding Registrable Securities), including the applicable Demand Investors,  intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the Securities to be included in the Registration Statement for the account of the applicable Investors (and such Investors’ permitted transferees holding Registrable Securities), including the applicable Demand Investors, shall be reduced pro rata to the extent necessary to reduce the total amount of Registrable Securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter.

SECTION 7.03.  Registration Procedures.  Subject to the provisions of Sections 7.01 and 7.02 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(a)           furnish to the Investors holding Registrable Securities, if requested, prior to the filing of the applicable Registration Statement, copies of such applicable Registration Statement as is proposed to be filed, and thereafter such number of copies of such applicable Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus, any and all transmittal letters or other correspondence with the SEC relating to the applicable Registration Statement and such other documents as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

(b)           notify each Investor, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)           use commercially reasonable efforts to take such actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

(d)           make available for inspection by the Investors holding Registrable Securities, any Underwriter participating in any disposition pursuant to such applicable Registration Statement, and any attorney for such Investors and the Underwriter and any accountant or other agent retained by such Investors or any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information reasonably requested by any such Inspector in connection with such applicable Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) the Company may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such Records;

(e)           in connection with an underwritten offering pursuant to Section 7.02,  enter into a customary underwriting agreement that is reasonably acceptable to the Company and use commercially reasonable efforts to obtain and deliver to the applicable Underwriters and the applicable Investors a comfort letter, legal opinions and a 10b-5 statement as set forth in such underwriting agreement;

(f)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the applicable Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(g)           use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on the exchange or automated quotation system on which similar securities issued by the Company are listed or quoted.

SECTION 7.04.  Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with the registration obligations of this Article VII, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by the Company, will be borne by the Company.  Any Investor registering Registrable Securities will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its or its affiliates’ account and transfer taxes, if any, relating to the sale or disposition of such securities.

SECTION 7.05.  Indemnification.  (a)  The Company agrees to indemnify, defend and hold harmless each Investor that holds Registrable Securities covered by any Registration Statement, its respective partners, directors, members, officers and employees, and any Person who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Investor or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Investor, its partners, directors, members, officers or controlling Persons furnished by or on behalf of such Investor to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus (and any amendments or supplements thereto), or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the SEC, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Investor furnished by or on behalf of such Investor to the Company expressly for use in, the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Investor that holds Registrable Securities covered by the Registration Statement severally, and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors, officers and employees and any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Investor furnished by or on behalf of such Investor to the Company in writing expressly for use in, the Registration Statement, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading; provided that the liability of each Investor under this Section 7.05(b) shall be limited to an amount equal to the proceeds received by such Investor pursuant to the relevant sale of Registrable Securities by such Investor.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a Person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Investor (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 7.05, such indemnified party shall notify the indemnifying party in writing, and in reasonable detail to the extent known, of the Proceeding promptly after receipt by such indemnified party of notice of the Proceeding, and shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Proceeding; provided, however, that the failure to provide such notice or such documents shall not release the indemnifying party from any of its obligations under this Agreement except to the extent that the indemnifying party is prejudiced by such failure.  In case any such Proceeding shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (x) the indemnified party shall fully cooperate with the indemnifying party in connection therewith (such cooperation to include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder) and (y) the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.  For the avoidance of doubt, the indemnified party may take any actions reasonably necessary to defend such Proceeding prior to the time that it receives a notice from the indemnifying party as contemplated by the immediately preceding sentence.  If the indemnifying party elects not to assume the defense of such Proceeding, it is understood that the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for such indemnified party.  In the event the indemnified party assumes the defense of the Proceeding, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such Proceeding.  The indemnifying party shall not be liable for any settlement of a Proceeding that an indemnified party may effect without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.  The indemnifying party shall not, without the written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party.  The indemnifying party shall pay or cause to be paid all amounts arising out of any settlement or judgment to which it consented in accordance with the terms of such settlement or judgment.

SECTION 7.06.  Limitation on Liability.  Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no party hereto shall be liable to the other for any consequential, punitive, incidental, indirect or exemplary damages.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Company and each Investor acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all losses, damages, expenses, liabilities or claims relating to the subject matter of this Article VII shall be pursuant to the indemnification provisions set forth in Article VII.

SECTION 7.07.  Registration Default.  During any period that a Registration Default has occurred and remains uncured, additional interest shall accrue on the Notes over and above the interest rate set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (i) the date on which such Registration Default has been cured and (ii) the date on which such Notes shall no longer constitute Registrable Securities: (a) with respect to the first 90-day period during which a Registration Default shall have occurred and remains uncured, at a rate of .125% per annum, and (b) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and remains uncured, at a rate of .250% per annum; provided that in no event shall additional interest accrue at a rate per annum exceeding .250%.

SECTION 7.08.  Survival.  The agreements contained in this Article VII shall survive the Closing and the sale of Registrable Securities pursuant to a Registration Statement, and shall remain in full force and effect regardless of (a) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) any sale of Registrable Securities pursuant to a Registration Statement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 8.01:

(a)           if to the Company, to

DHT Holdings, Inc.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Fax:  +44 1534 878427
Attention:  Chief Executive Officer

with a copy to:

DHT Management AS
Haakon VIIs gt. 1, 6th floor
POB 2039, 0125 Oslo, Norway
Fax:  +47 2311 5081
Attention:  Chief Executive Officer

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax:  212-474-3700
Phone:  212-474-1000
Attention:  Erik R. Tavzel
Stephen L. Burns

(b)           if to an Investor, at the address or facsimile number set forth below such Investor’s signature on the applicable signature page at the end of this Agreement, provided that notices to any Investor pursuant to Article VII may be made to the e-mail address set forth below such Investor’s signature on the applicable signature page at the end of this Agreement.

SECTION 8.02.  Amendments; Waivers.  (a)  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 8.03.  Interpretation.  When a reference is made in this Agreement to “Articles”, “Sections” or “Annexes”, such reference shall be to an Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its permitted successors and assigns.

SECTION 8.04.  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In connection with any breach of a representation, warranty or covenant contained in this Agreement by the Company, an Investor’s loss in connection with such breach shall also include any fees of counsel reasonably incurred by such Investor in connection with such breach.

SECTION 8.05.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto.  Any purported assignment without such prior written consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.06.  Governing Law.  Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 8.07.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.08.  Consent to Jurisdiction; Enforcement.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the Borough of Manhattan in New York City in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in such court and (d) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Federal court sitting in the State of New York.

SECTION 8.09.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, between the parties and/or their affiliates with respect to the subject matter hereof.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, Platou is an intended third-party beneficiary of any and all representations and warranties of the Company or each Investor provided for in this Agreement or otherwise and any closing deliverables from the Company or any Investor provided for in this Agreement.

SECTION 8.10.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument.

SECTION 8.12.  Acknowledgment of Securities Laws.  Each Investor hereby acknowledges that it is aware, and that it will advise its affiliates and representatives who are provided the material non-public information that is the subject of Section 5.03, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

DHT HOLDINGS, INC.,

By:	/s/ Svein M. Harfjeld
Name: Svein Moxnes Harfjeld
Title Chief Executive Officer

INVESTOR: Cerberus Institutional Partners V, L.P. by Cerberus

By:	/s/ Jeffrey Lomasky
Name: Jeffrey L. Lomasky
Title: Senior Managing Director

Notice information required by Section 8.01(b):
874 Third Avenue
New York, NY 10022

INVESTOR: Solus Alternate Asset Management LP, on behalf of funds managed thereby

By:	/s/ C. J. Lanktree
Name: C. J. Lanktree
Title: EVP/Portfolio Manager

Notice information required by Section 8.01(b):
Solus Alternative Asset Management LP
410 Park Avenue, 11th Floor
New York, New York
Attn: Tom Higbie
Email: THigbie@soluslp.com
Fax: (212) 284-4320

INVESTOR: Canyon Blue Credit Investment Fund LP

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized signatory for Canyon Capital Advisors
LLC, the Fund's Investment Advisor

Notice information required by Section 8.01(b):
corpactions@canyonpartners.com
Fax: 310-272-1415
Address: c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th FL
Los Angeles, CA 90067

INVESTOR: Canyon Value Realization Fund, LP

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized signatory for Canyon Capital Advisors
LLC, the Fund's Investment Advisor

Notice information required by Section 8.01(b):
corpactions@canyonpartners.com
Fax: 310-272-1415
Address: c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th FL
Los Angeles, CA 90067

INVESTOR: Canyon-TCDRS Fund LLC

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized signatory for Canyon Capital Advisors
LLC, the Fund's Investment Advisor

Notice information required by Section 8.01(b):
corpactions@canyonpartners.com
Fax: 310-272-1415
Address: c/o Canyon Capital Advisors LLC
2000 Avenue of the Stars, 11th FL
Los Angeles, CA 90067

INVESTOR:

By:	CLAREN ROAD CREDIT OPPORTUNITIES FUND, LTD.

By:	Claren Road Asset Management, LLC, its investment manager

/s/ John Eckerson
Name: John Eckerson
Title: CIO

Notice information required by Section 8.01(b):
Claren Road Asset Management, LLC
900 3rd Avenue, 29th Floor
New York, NY 10022
Attn: Ben Kozinn

INVESTOR: Aristeia Capital, L.L.C. on behalf of funds managed by it

By:	/s/ Andrew B. David
Name: Andrew B. David
Title: General Counsel
Aristeia Capital, L.L.C.

Notice information required by Section 8.01(b): Each Fund Investor:
c/o Aristeia Capital L.L.C.
136 Madison Avenue, 3rd Fl
NY NY 10016
Attn: Andrew B. David
andrew.david@aristeiacapital.com
Copy: William R. Techar
Techar@aristeiacapital.com
[total order - $20 mm]

INVESTOR: Oceanic Hedge Fund

By:	/s/ Darren Owens
Name: Darren Owens
Title: Authorised Signatory

Notice information required by Section 8.01(b):
darren.owens@tuftonoceanic.com
+44 1624 643159
Fax +44 1624 663918

INVESTOR: Oceanic Opportunities Fund

By:	/s/ Darren Owens
Name: Darren Owens
Title: Authorised Signatory

Notice information required by Section 8.01(b):
darren.owens@tuftonoceanic.com
+44 1624 643159
Fax +44 1624 663918

INVESTOR: Oceanic CL Fund LP

By:	/s/ Darren Owens
Name: Darren Owens
Title: Authorised Signatory

Notice information required by Section 8.01(b):
darren.owens@tuftonoceanic.com
+44 1624 643159
Fax +44 1624 663918

INVESTOR: *WARWICK CAPITAL PARTNERS LLP AS AGENT FOR AND ON BEHALF OF: - ●WARWICK EUROPEAN DISTRESSED & SPECIAL SITUATIONS CREDIT FUND LP ●WARWICK EUROPEAN CREDIT OPPORTUNITIES FUND LP

By:	/s/ Alfredo Mattera
Name: Alfredo Matters
Title: CIO

Notice information required by Section 8.01(b):
c/o Warwick Capital Partners LLP
86 Duke of York Square
London, SW3 4LY

INVESTOR: CAVENHAM REAL RETURN

By:	/s/ C. Papadimitriou
Name: C. Papadimitriou
Title: Director

By:	/s/ W. Janssens
Name: W. Janssens
Title: Authorized Signatory

Notice information required by Section 8.01(b):

INVESTOR: Bjørgvin Vekst I AS

By:	/s/ Henrik Krefting
Name: Henrik Krefting
Title: Investment Director

Notice information required by Section 8.01(b):

INVESTOR: Saba Capital Master Fund, Ltd

By:	/s/ Kenneth J. Weiller
Name: Kenneth J. Weiller
Title: Director

Notice information required by Section 8.01(b):

INVESTOR: Saba Capital Leveraged Master Fund, Ltd

By:	/s/ Kenneth J. Weiller
Name: Kenneth J. Weiller
Title: Director

Notice information required by Section 8.01(b):

INVESTOR: Saba Capital Master Fund II, Ltd

By:	/s/ Kenneth J. Weiller
Name: Kenneth J. Weiller
Title: Director

Notice information required by Section 8.01(b):

INVESTOR: Kontrari AS

By:	/s/ Jan Erik Sivertsen
Name: Jan Erik Sivertsen
Title: CEO

Notice information required by Section 8.01(b):

INVESTOR: Awilco Invest

By:	/s/ Eric Jacobs
Name: Eric Jacobs
Title: CEO

Notice information required by Section 8.01(b):

INVESTOR: Storm Bond Fund

By:	/s/ [ILLEGIBLE]
Name:
Title:

Notice information required by Section 8.01(b):
Storm Capital Management Ltd.
100 New Bold Street
London W1S 1SP, UK

INVESTOR: Herman Flinder

By:	/s/ Herman Flinder
Name: Herman Flinder
Title:

Notice information required by Section 8.01(b):

INVESTOR: QVT Fund V LP

By:	/s/ Tracy Fu
Name: Tracy Fu
Title: Managing Member

/s/ Arthur Chu
Name: Arthur Chu
Title: Managing Member

Notice information required by Section 8.01(b):
C/O QVT Financial LP
1177 Avenue of America, 9th Floor, New York, N.Y., USA 10036

\
INVESTOR: QVT Fund IV LP

By:	/s/ Tracy Fu
Name: Tracy Fu
Title: Managing Member

/s/ Arthur Chu
Name: Arthur Chu
Title: Managing Member

Notice information required by Section 8.01(b):
C/O QVT Financial LP
1177 Avenue of America, 9th Floor, New York, N.Y., USA 10036

INVESTOR: Quintessence Fund L.P.

By:	/s/ Tracy Fu
Name: Tracy Fu
Title: Managing Member

/s/ Arthur Chu
Name: Arthur Chu
Title: Managing Member

Notice information required by Section 8.01(b):
C/O QVT Financial LP
1177 Avenue of America, 9th Floor, New York, N.Y., USA 10036

INVESTOR: Glendon Capital for its managed account Cornell University

By:	/s/ Brian Lanktree
Name: Brian Lanktree
Title: Principal - Head Trader
Glendon Capital Management L.P.

Notice information required by Section 8.01(b):

INVESTOR: Glendon Capital for its managed account Altair Opportunity Fund

By:	/s/ Brian Lanktree
Name: Brian Lanktree
Title: Principal - Head Trader
Glendon Capital Management L.P.

Notice information required by Section 8.01(b):

INVESTOR: Credit Suisse

By:	/s/ Christopher S. Campbell
Name: Christopher S. Campbell
Title: Director

Notice information required by Section 8.01(b):
James Bradley
Fax 212-743-4316
Email: james.bradley@csg.com (preferred)

INVESTOR: EIKA KAPITAL FURVALTNING AS

By:	/s/ Trond Breivik
Name: Trond Breivik
Title: Senior Portfolio Manager

Notice information required by Section 8.01(b):
Fax: +47 22 87 81 29
E-mail: Fundsettle@EIKA.NO
Address: PB 2349 Solli,
0201 Oslo
Norway

INVESTOR: Jefferies LLC

By:	/s/ William P. McLoughlin
Name: William P. McLoughlin
Title: SVP

Notice information required by Section 8.01(b):
520 Madison Avenue
New York, NY 10022